UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 4, 2008
Date of Report (Date of earliest event reported)

EESTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32863	33-0922627
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1105 North Market Street,  Suite 1300
        Wilmington, Delaware, 19801

 (Address of principal executive offices and zip code)

(302) 427 2360
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01     Entry into a Definitive Agreement.

Share Purchase and Licensing Agreement

On September 24, 2007, EESTech, Inc. (the “Company”) entered into a Share Swap Agreement (the “Agreement”) with HTC Hydrogen Technologies Corp. (now known as HTC Purenergy, Inc., referred to herein as “HTC”) regarding the acquisition of all of the issued and outstanding shares (the “Shares”) of HTC’s wholly-owned Australian subsidiary CO2 Technologies Pty Ltd (now known as EESTech CO2 Technologies Pty Ltd, referred to herein as “CO2”), in exchange for 10,000,000 shares of common stock of the Company (the “Company Stock”).  The Company disclosed its entry into the Agreement, and filed a copy of the Agreement, on September 24, 2007 through the filing of a Form 8-K pursuant to Items 1.01 and 9.01 (the “2007 Filing”), which 2007 Filing is incorporated herein by reference.

On September 3, 2008, at the request of HTC, the Company entered into a Deed of Amendment to the Agreement (the “Amendment”), pursuant to the terms of which the Company agreed to amend the exclusive license to commercialize the carbon capture and storage technology (the “CCS Technology”) discussed in the 2007 Filing in exchange for a return of half of the Company Stock (the “Returned Stock”).  The Company disclosed its entry into the Amendment, and filed a copy of the Amendment, on September 8, 2008 through the filing of a Form 8-K pursuant to Items 1.01 and 9.01 (the “2008 Filing”), which 2008 Filing is incorporated herein by reference.  As of the date hereof, the return of the Returned Stock has not been accomplished, and HTC’s obligation to do so pursuant to the Amendment has been replaced by its obligations discussed below.

Following the 2008 Filing, HTC requested that the Company enter into a transaction pursuant to the terms of which HTC will acquire all of the Shares of CO2.  As of December 4, 2008, the Company and CO2 entered into a Share Purchase and Licensing Agreement (the “Share Agreement”) with HTC.  Pursuant to the terms of the Share Agreement, the Company has agreed: (a) to transfer to HTC all of the Shares as of the closing date specified in the Share Agreement (the “Closing”); (b) to transfer to HTC 2,500,000 shares of common stock of the Company as of the Closing; (c) to enter into a non-exclusive license agreement with respect to the use by HTC of Company’s proprietary Hybrid Coalmine Gas Technology as soon as commercially reasonable following the Closing (such non-exclusive license being the “Company License”); and (d) to enter into a services contract related to the Company License within a reasonable period of time after the Closing (collectively, the preceding items (a) through (d) being the “Company Deliverables”).

In exchange for the Company Deliverables, HTC has agreed:  (a) to transfer to the Company all of the Company Stock; (b) provide to the Company a limited, non-exclusive license to the Company to use the CCS Technology with respect to the specific projects and upon the conditions outlined in the Share Agreement as soon as is commercially reasonably possible after the Closing; (c) to enter into a services contract related to the Company License within a reasonable period of time after the Closing; and (d) to pay to the Company the sum of CAD 250,000 as prepayment for the services to be rendered by the Company pursuant to such services contract (collectively, the preceding items (a) through (d) being the “HTC Deliverables”).

As of the date of this filing, the Company has signed transfer documents related to the transfer of the Shares to HTC; however, that transfer has not been completed.  The Company has also received the payment of CAD 250,000 from HTC.  None of the other Company Deliverables nor the other HTC Deliverables have been delivered, respectively, by the Company or HTC as of the date hereof.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EESTECH, INC.

Date: December 17, 2008	By:	/s/ Murray Bailey
Name: Murray Bailey
Title: President